EXHIBIT 10.64

THE NEPTUNE SOCIETY, INC.
A Florida Corporation

DEBENTURE

THE SECURITIES REPRESENTED BY THIS DEBENTURE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 (THE “ACT”) OR APPLICABLE STATE SECURITIES LAWS (THE “STATE ACTS”), AND SHALL NOT BE SOLD, PLEDGED, HYPOTHECATED, DONATED, OR OTHERWISE TRANSFERRED (WHETHER OR NOT FOR CONSIDERATION) BY THE HOLDER EXCEPT UPON THE ISSUANCE TO THE CORPORATION OF A FAVORABLE OPINION OF ITS COUNSEL OR SUBMISSION TO THE CORPORATION OF SUCH OTHER EVIDENCE AS MAY BE SATISFACTORY TO COUNSEL FOR THE CORPORATION, TO THE EFFECT THAT ANY SUCH TRANSFER SHALL NOT BE IN VIOLATION OF THE ACT AND THE STATE ACTS. HEDGING TRANSACTIONS INVOLVING THE SECURITIES REPRESENTED HEREBY MAY NOT BE CONDUCTED UNLESS IN COMPLIANCE WITH U.S. SECURITIES LAWS.

June 18, 2004

US$6,000,000

        THE NEPTUNE SOCIETY, INC., a Florida corporation (the “Corporation”), is indebted and, for value received, promises to pay to or to the order of Brooklyn Holdings LLC, a Nevis limited liability company (together with any successor thereto and any other person who becomes a holder of this Debenture, “Holder”), on June 18, 2014 (the “Due Date”) (unless this Debenture shall have been repaid sooner at the election of the Corporation or Holder or the amount owing hereunder is accelerated upon the occurrence of a Default Event as hereinafter provided), upon presentation of this Debenture, Six Million Dollars ($6,000,000) (the “Principal Amount”) and to pay simple interest on the Principal Amount at the rate of eleven (11%) per annum as provided herein.

        The Corporation has issued this Debenture pursuant to and subject to the terms and conditions of a Debenture Purchase Agreement dated as of June 18, 2004, among the Corporation and Brooklyn Holdings LLC (the “Debenture Purchase Agreement”).

        The Corporation covenants, promises and agrees as follows:

1.      Interest

        1.1     Interest.     Subject to Section 1.2, interest shall accrue on the Principal Amount and shall be payable from July 15, 2004, until the Due Date, at the simple rate of eleven percent (11%) per annum (such portion of interest being hereinafter sometimes referred to as“Interest”) in arrears in monthly installments on the fifteenth (15th) day of each month in each and every calendar year until the Principal Amount and all accrued and unpaid interest shall have been paid in full as herein provided.

        1.2     Default Interest.     In the event that a Default Event (as defined in Section 8.1) shall occur, and for so long as such Default Event shall remain unremedied and Holder shall not have waived the same, all amounts owing under this Debenture, whether in respect of the Principal Amount, Interest or otherwise, shall bear additional interest(“Default Interest”)at the rate of two percent (2%) per month, compounded monthly (or, if such Default Interest rate exceeds the maximum interest allowed by law, in which case the rate of Default Interest shall be adjusted to the maximum permitted under applicable law during the period or periods that the Default Interest rate otherwise provided herein would exceed such rate), which Default Interest shall be payable on each interest payment date on which Interest shall be payable, with Default Interest accruing on any accrued and unpaid Interest.

        1.3      Payment of Interest.     All payments of Interest shall be made to Holder at the address provided in Section 9.4.

2.      Payment of Principal and Allocation of Payments

        2.1     Payment of Principal.     The Principal Amount shall be due and payable on the Due Date. The Corporation shall not be required to make any payments on the Principal Amount until the Due Date. All payments of Principal Amount shall be made to Holder at the address provided in Section 9.4.

        2.2     Allocation of Payments.     All payments shall be applied first to satisfy costs and expenses of collection, then accrued and unpaid Default Interest and Interest, then the Principal Amount.

        2.5      Currency. All payments shall be in lawful money of the United States of America.

3.      Holder’s Conversion

        3.1     Conversion Right of Holder.     Holder shall have the right, subject to Section 3.3, at Holder’s option, at any time and from time to time during the period from June 18, 2009 to the Due Date, to convert the Principal Amount, in whole or in part, into that number of fully paid and non-assessable shares of voting common stock of the Corporation (the “Common Stock”) as shall be provided in Section 3.4.

        3.2     Notice.     Holder may exercise the conversion right provided in this Article 3 by giving written notice (the “Holder’s Conversion Notice”) to the Corporation of the exercise of such right, stating the amount of the unpaid Principal Amount which Holder will convert (the “Holder’s Conversion Principal”) and stating the address to which the stock certificate or stock certificates for the shares of Common Stock to be issued (to be in the name of Holder) shall be delivered. The Holder’s Conversion Notice shall be accompanied by this Debenture.

        3.3     Prevention of Conversion.     The Corporation shall have the right, to be exercised by written notice (the “Prevention Notice”) no later than thirty (30) days from the Corporation’s receipt of the Holder’s Conversion Notice (the “Prevention Period”), to repay, in full or in part, the amount of the Holder’s Conversion Principal, including any and all accrued and unpaid Default Interest and Interest, if any, on the Holder’s Conversion Principal up to and including the date of such repayment. If Holder receives repayment of the Holder’s Conversion Principal, in accordance with this Section 3.3, prior to the expiration of the Prevention Period, then Holder’s right to convert the Holder’s Conversion Principal under this Article 3 shall be extinguished to the extent of such repayment.

        3.4     Conversion Ratio.     The number of shares of Common Stock that shall be issuable upon conversion of this Debenture under this Section 3 shall equal the amount of the Holder’s Conversion Principal divided by 1.65, which equals a conversion price of $1.65 per share of Common Stock (subject to adjustment as set forth in Sections 5.4 and 5.5).

        3.5     Conversion Effective.     Subject to the Corporation’s right to deliver a Prevention Notice under Section 3.3, the conversion of the Holder’s Conversion Principal shall be deemed to have been effected on the date the Holder’s Conversion Notice is received by the Corporation (the “Holder’s Conversion Date”) and the amount so converted shall be deemed to be repayment of the Principal Amount in the amount of the Holder’s Conversion Principal.

        3.6     Certificates.     Within 10 business days after the expiration of the Prevention Period, if the Corporation has not exercised its rights under Section 3.3, the Corporation shall issue and deliver by hand against a signed receipt therefor or by United States registered mail, return receipt requested, to the address designated by Holder in the Holder’s Conversion Notice, a stock certificate or stock certificates of the Corporation representing the number of shares of Common Stock to which Holder is entitled and a check or cash in payment of all Default Interest and Interest accrued and unpaid on the Debenture up to and including the Holder’s Conversion Date.

4.      Corporation’s Conversion

        4.1     Conversion Right of Corporation.     So long as no Default Event (as defined in Section 8.1) shall remain unremedied or unwaived by the Holder, the Corporation shall have the right, at the Corporation’s option, at any time and from time to time during the term of this Debenture, to convert the Principal Amount, in whole or in part, into that number of fully paid and non-assessable shares of voting Common Stock as shall be provided in Section 4.3.

        4.2     Notice.     The Corporation may exercise the conversion right provided in this Article 4 by giving written notice (the “Corporation’s Conversion Notice”) to Holder of the exercise of such right, stating the amount of the unpaid Principal Amount which the Corporation will convert (the “Corporation’s Conversion Principal”) and requesting Holder to advise the Corporation in writing of the address to which the stock certificate or stock certificates for the shares of Common Stock to be issued (to be in the name of Holder) shall be delivered. Promptly upon the receipt of the Corporation’s Conversion Notice, Holder shall deliver this Debenture to the Corporation.

        4.3     Conversion Ratio.     The number of shares of Common Stock that shall be issuable upon conversion of this Debenture under this Article 4 shall equal the amount of the Corporation’s Conversion Principal divided by 1.65, which equals a conversion price of $1.65 per share of Common Stock (subject to adjustment as set forth in Sections 5.4 and 5.5).

        4.4     Conversion Effective.     Conversion of the Corporation’s Conversion Principal shall be deemed to have been effected on the date the Corporation’s Conversion Notice is received by Holder (the “Corporation’s Conversion Date”) and the amount so converted shall be deemed to be repayment of the Principal Amount in the amount of the Corporation’s Conversion Principal.

        4.5     Certificates.     Within 10 business days after delivery of the Corporation’s Conversion Notice, the Corporation shall issue and deliver by hand against a signed receipt therefor or by United States registered mail, return receipt requested, to the address designated by Holder upon its receipt of the Corporation’s Conversion Notice (or if no designation is provided by Holder than to the address of Holder provided in Section 9.4), a stock certificate or stock certificates of the Corporation representing the number of shares of Common Stock to which Holder is entitled and a check or cash in payment of all Default Interest and Interest accrued and unpaid on the Debenture up to and including the Corporation’s Conversion Date.

5.      General Conversion Provisions

        5.1     Accrued Interest.     For greater certainty, no conversion of the Holder’s Conversion Principal under Article 3 or the Corporation’s Conversion Principal under Article 4 shall extinguish or satisfy, or relieve the Corporation of its obligation to pay, any Default Interest or Interest on the amount of the Holder’s Conversion Principal or the Corporation’s Conversion Principal, as the case may be, accruing prior to and subsequent to the relevant conversion date.

        5.2     New Debenture.     In the event that any amounts of the Principal Amount remain outstanding hereunder after the Holder’s Conversion Date or the Corporation’s Conversion Date, the Corporation shall issue a new debenture, in form identical to this debenture, except that it shall be equal in principal amount to the amount of the Principal Amount less the amount of the Holder’s Conversion Principal or the amount of the Principal Amount less the amount of the Corporation’s Conversion Principal, as the case may be (each, a “New Debenture Certificate”). In the event that Holder fails to deliver this Debenture upon receipt of a Corporation’s Conversion Notice, the Holder agrees and acknowledges that this Debenture and the rights hereunder shall be null and void upon delivery of a New Debenture Certificate by the Corporation to the Holder at the address of Holder provided in Section 9.4 or as may otherwise be provided pursuant to Section 4.5.

        5.3     No Fractional Shares.     No fractional share or scrip representing a fractional share shall be required to be issued upon the conversion of this Debenture. If the conversion of this Debenture would otherwise result in a fractional share equal or greater than one-half of one share of Common Stock, the Corporation shall issue one whole in lieu of issuing such fractional share; otherwise the Corporation shall not be required to issue any shares or pay any consideration for fractional shares.

        5.4     Subdivisions and Combinations.     In case issued and outstanding shares of Common Stock shall be subdivided or split up into a greater number of shares of the Common Stock, the conversion price set forth in Sections 3.4 and 4.3 in effect at the opening of business on the business day immediately preceding the date fixed for the determination of the stockholders whose shares of Common Stock shall be subdivided or split up (the “Split Record

Date”) shall be proportionately increased, and in case issued and outstanding shares of Common Stock shall be combined into a smaller number of shares of Common Stock, the conversion price set forth in Sections 3.4 and 4.3 in effect at the opening of business on the business day immediately preceding the date fixed for the determination of the stockholders whose shares of Common Stock shall be combined (the “Combination Record Date”) shall be proportionately decreased, such increase or decrease, as the case may be, becoming effective immediately after the opening of business on the business day immediately after the Split Record Date or the Combination Record Date, as the case may be.

        5.5     Reorganizations, Reclassifications, Mergers, Etc.     In case of any capital reorganization, any reclassification of the stock of the Corporation (other than as a result of a stock dividend or subdivision, split up or combination of shares), or the merger of the Corporation with or into another person or entity (other than a merger in which the Corporation is the continuing corporation and which does not result in any change in the Common Stock) or of the sale, exchange, lease, transfer or other disposition of all or substantially all of the properties and assets of the Corporation as an entirety or the participation by the Corporation in share exchange as the corporation the stock of which is to be acquired, this Debenture shall (effective on the opening of business on the date after the effective date of such reorganization, reclassification, merger, sale or exchange, lease, transfer or other disposition or share exchange) be convertible into the kind and number of shares of stock or other securities or property of the Corporation or of the corporation resulting from surviving such merger or to which such properties and assets shall have been sold, exchanged, leased, transferred or otherwise disposed or which was the corporation whose securities were exchanged for those of the Corporation to which the holder of the number of shares of Common Stock deliverable (at the close of business on the date immediately preceding the effective date of such reorganization, reclassification, merger, sale, exchange, lease, transfer or other disposition or share exchange) upon conversion of this Debenture would have been entitled upon such reorganization, reclassification, merger, sale, exchange, lease, transfer or other disposition or share exchange. The provisions of this Section 5.5 shall similarly apply to successive reorganizations, reclassifications, mergers, sales, exchanges, leases, transfers or other dispositions or other share exchanges.

        5.6     Notice of Adjustment.     Whenever the conversion price shall be adjusted as provided in this Article 5, the Corporation shall promptly prepare and send to Holder a statement, signed by the chief financial officer or chief executive officer of the Corporation, showing in detail the facts requiring such adjustment and the conversion price that shall be in effect after such adjustment.

        5.7     Taxes.     The Corporation shall pay all documentary, stamp or other transactional taxes and charges attributable to the issuance or delivery of shares of stock of the Corporation upon conversion; provided, however, that the Corporation shall not be required to pay any taxes which may be payable in respect of any transfer involved in the issuance or delivery of any certificate for such shares in a name other than that of the record holder of this Debenture.

        5.8     Reservation of Shares.     The Corporation shall at all times reserve and keep available, free from preemptive rights, unissued or treasury shares of Common Stock sufficient to effect the conversion of this Debenture.

6.      Covenants of the Corporation

        The Corporation hereby covenants and agrees with Holder that so long as any of the Principal Amount or any Default Interest or Interest remains unpaid:

        6.1     To Pay Indebtedness.     The Corporation will well, duly and punctually pay or cause to be paid to Holder all indebtedness due hereunder at the dates and places, in the currencies and in the manner mentioned herein.

        6.2     To Maintain Existence.     The Corporation will, and will cause each of Neptune Society of America, Inc., a California corporation, Neptune Management Corp., a California corporation, Heritage Alternatives, Inc., a California corporation and Trident Society, Inc., a California corporation (collectively, the “Subsidiaries”) to, at all times maintain its corporate existence.

        6.3     To Carry on Its Business.     The Corporation will, and will cause each of the Subsidiaries to, carry on its business in a proper and efficient manner, and will keep or cause to be kept proper books of account and make or cause to be made therein true and faithful entries of all material dealings and transactions in relation to its business and will make available or cause to be made available such books of account for inspection by Holder and its representatives during normal business hours.

        6.4     To Pay Taxes.     The Corporation will, and will cause each of the Subsidiaries to, pay or cause to be paid all taxes, rates, government fees and dues levied, assessed or imposed upon it and upon its property or any part thereof, as and when the same become due and payable, save and except when and so long as the validity of any such taxes, rates, fees, dues, levies, assessments or imposts is in good faith by proper legal proceedings contested by it in which event it shall satisfy Holder and if requested by Holder furnish security satisfactory to Holder that such contestation will involve no forfeiture of any of its property and to duly observe and conform to all valid and material requirements of any governmental authority relative to any of its property and all covenants, terms and conditions upon or under which such property is held provided, however, that nothing herein contained shall require it to observe any such requirements so long as it shall, in good faith, be contesting its obligation to observe such requirements.

        6.5     Notice of Adjustment Events.     In the event the Corporation shall propose to take any action of the types described in Sections 5.4 and 5.5, the Corporation shall give notice to Holder, which notice shall specify the record date, if any, with respect to any such action and the date on which such action is to take place. Such notice shall be given on or prior to the earlier of thirty (30) days prior to the record date or the date which such action shall be taken. Such notice shall also set forth such facts with respect thereto as shall be reasonably necessary to indicate the effect of such action (to the extent such effect may be known at the date of such notice) on the conversion price and the number, kind or class of shares or other securities or property which shall be deliverable or purchasable upon the occurrence of such action or deliverable upon conversion of this Debenture. Failure to give notice in accordance with this Section 6.5 shall not render such action ultra vires, illegal or invalid but shall constitute default hereunder.

        6.6     Notice of Share Issuance.     In the event the Corporation shall propose to issue any shares of Common Stock (or shares of any other class of securities of the Corporation entitling the holder thereof to participate in any distribution of the Corporation’s remaining assets after payment to the holders of securities entitled to a preferential distribution upon any dissolution, liquidation or winding-up of the Corporation), including any options to purchase or rights to subscribe for shares of Common Stock, securities by their terms convertible into, or exchangeable for, shares of Common Stock, or options to purchase or rights to subscribe for such convertible or exchangeable securities, the Corporation shall give notice to Holder, which notice shall specify the record date, if any, with respect to any such action and the date on which such action is to take place; provided, however, that no such notice shall be required in respect of (a) the issuance of such shares to employees, officers or directors of the Corporation pursuant to a employee stock option or share issuance plan approved by Holder or existing as of the date of this Agreement or (b) the issuance of up to 25,000 shares of Common Stock in one or more transactions in any 12 month period. Such notice shall be given on or prior to the earlier of ninety (90) days prior to the record date or the date which such action shall be taken, unless the Holder consents to the earlier issuance, which consent shall not be unreasonably withheld. Such notice shall also set forth such facts with respect thereto as shall be reasonably necessary to indicate the effect of such action (to the extent such effect may be known at the date of such notice) on the conversion price and the number, kind or class of shares or other securities or property which shall be deliverable or purchasable upon the occurrence of such action or deliverable upon conversion of this Debenture. Failure to give notice in accordance with this Section 6.6 shall not render such action ultra vires, illegal or invalid but shall constitute default hereunder.

        6.7     To Perform Obligations and to Renew.     The Corporation will, and will cause each of the Subsidiaries to, from time to time punctually observe and perform all material obligations and pay and discharge all amounts payable under or by virtue of, and defend, and ensure the enforceability of any exclusive rights to, any patent, trademark, lease, license, concession, franchise or right held by it so long as the same is of commercial value to it and during such time will not suffer or permit any default for which any of the same may be terminated so that its interest therein may at all times be preserved as unimpaired; provided however that nothing herein contained shall require the Corporation or any Subsidiary to make any such payments so long as it shall in good faith contest its liability therefor.

        6.8     Not to Sell Assets, Issue Options, Mergers, Etc.     The Corporation shall not, and will cause each of the Subsidiaries not to:

(a)

sell, lease or otherwise transfer the undertaking, property and assets of any of its operating divisions or subsidiaries as an entirety or substantially as an entirety in one or more transactions, or, sell, lease or otherwise dispose of its undertaking, property and assets as an entirety or substantially as an entirety or of its controlling interest in any subsidiary of the Corporation or any Subsidiary in one or more transactions;

(b)	in the case of each Subsidiary, issue shares of any class of stock to any person other than the sole shareholder of all issued and outstanding stock prior thereto; or

(c)	amalgamate or merge with any other corporation or effect any corporate reorganization;

without the prior written consent of Holder, which consent shall not be unreasonably be withheld.

        6.9     To Repair.     The Corporation will, and will cause each of the Subsidiaries to, at all times, repair and keep in repair and good order and condition, or cause to be so repaired and kept in repair and good order and condition, all buildings, erections, machinery, plant and equipment used in or in connection with its business which are necessary for efficient operation up to a modern standard of usage, and renew and replace or cause to be renewed and replaced all and any of the same which may become worn, dilapidated, unserviceable, inconvenient, obsolete or destroyed, even by a fortuitous event, fire or other cause, and which are necessary for efficient operation, and, at all reasonable times during normal business hours allow Holder or its duly authorized Holder access to its premises in order to view the state and condition of the same.

        6.10     To Insure.

                 (a)     Property Cover.     The Corporation will, and will cause each of the Subsidiaries to, insure at its own expense the assets of the Corporation or such Subsidiary at all times during the term hereof to an amount equal to the replacement value thereof with a company or companies that are nationally known or are approved by Holder, against loss or damage by fire, lightening, explosion, windstorm, aircraft or vehicles or other insurable hazards which are now or may hereafter from time to time be insured against by the terms of a standard fire extended coverage insurance or additional perils supplemental contract of insurance including, if applicable, boiler and pressure vessel insurance against loss or damage to property of a class or kind similar to the property and assets of the Corporation. The Corporation shall, and will cause each of the Subsidiaries to, also maintain such other insurance policies as Holder shall reasonably require in connection with the Corporation and the Subsidiaries and their business including, without restriction, business interruption insurance and liability insurance.

                 (b)     Renewal Receipt.     The Corporation shall, 15 days prior to the expiry of any insurance policy required hereby, deliver or cause to be delivered to Holder a renewal receipt, binder or new policy, or otherwise satisfy Holder that such insurance has been renewed.

        6.11     Compliance with Laws.     The Corporation shall, and will cause each of the Subsidiaries to, carry on its business in material compliance with all applicable laws, regulations, by-laws and orders including, without limitation, all laws relating to environment protection, the maintenance and disposal of hazardous materials and wastes, land use and occupational safety and health. The Corporation shall give notice to Holder of any notice received by it or any Subsidiary of any material violation of such laws, regulations, by-laws or orders of any impending or threatened investigations or proceedings in connection therewith or of any material proceedings commenced or threatened by any other person in connection with environmental, health or safety matters.

        6.12     To Grant Security.     To secure payment of its indebtedness, liabilities and obligations under this Debenture (a) the Subsidiaries have each delivered their guarantee agreements (“Guarantees”) to Holder; and (b) the Corporation and the Subsidiaries have each executed and delivered to Holder concurrently with this Debenture security agreements (the “Security Agreements”) granting to Holder a security interest in all of the Corporation’s and each such Subsidiary’s property now owned or hereafter acquired. At any and all times the Corporation will, and will cause each of the Subsidiaries to, at its expense, do, execute, acknowledge and deliver or will cause to be done, executed, acknowledged and delivered all and every such further mortgages, security agreements or other instruments, transfers and assurances as Holder shall reasonably require, for the purpose of giving to Holder, and preserving in favor of Holder, a valid mortgage or security interest of the nature specified in the Security Agreements, upon all of the Corporation’s and the Subsidiaries’ real and personal property. In particular, without restriction, the Corporation will, and will cause each of the Subsidiaries to, upon request by Holder, deliver a mortgage on any and all real property hereafter acquired by the Corporation or any Subsidiary and, upon the acquisition by the Corporation or such Subsidiary of any real property, subject only to encumbrances approved of in writing by Holder and other encumbrances permitted by Section 6.13.

        6.13     Not to Permit Encumbrances.     Subsection to Article 7 of the Debenture Purchase Agreement, the Corporation shall not, and will cause each of the Subsidiaries not to, create or permit to exist any security interest, mortgage, charge, pledge, lien or other encumbrance upon its assets, subsequent to the date of this Debenture, provided that the foregoing shall not apply to prevent, and there shall be permitted:

(a)

(i) liens for current property taxes not yet due and payable, (ii) liens imposed by law and incurred in the ordinary course of business for obligations not yet due to carriers, warehousemen, laborers, material men and the like, (iii) liens in respect of pledges or deposits under workers’ compensation laws, (iv) liens voluntarily created in the ordinary course of business, (v) liens, encumbrances, right, lien, obligations or claims against any trust, insurance policy, account, deposit, asset or other property held for the benefit or on behalf of any purchaser or holder of rights under any contract, arrangement or similar obligation of the Corporation or any Subsidiary for cremation services or merchandise and (vi) any liens not to exceed $100,000 that the Corporation shall cure within sixty (60) days upon receipt written notice of such lien; and

(b)

Purchase Money Mortgages (as hereinafter defined) existing as of the date hereof or entered into after the date hereof under which the Corporation or a Subsidiary is the primary obligor, provided such Purchase Money Mortgages do not in the aggregate secure an amount in excess of $500,000. For the purposes hereof, “Purchase Money Mortgage” means any mortgage, security interest, title retention, lien or other encumbrance on property given, assumed or arising by operation of law to secure payment of, or to provide the obligor with funds to pay the whole or any part of, the consideration for the acquisition of such property (and for such purposes any capital or operating lease shall be deemed to be a Purchase Money Mortgage in the amount of the aggregate of all remaining lease payments required to be made thereunder, other than under extensions exercisable only by the Corporation or the Subsidiary party thereto), or to secure any renewal, extension or refunding of such encumbrance and of the indebtedness represented thereby upon the same property provided that the indebtedness secured thereby and the security therefor are not increased thereby.

        6.14     Not to Incur Indebtedness for Borrowed Money; Non-Equity Securities.     Subject to Article 7 of the Debenture Purchase Agreement, the Corporation shall not, and will cause each of the Subsidiaries not to, incur, guarantee or otherwise become liable in respect of, any indebtedness for borrowed money without the prior written consent of Holder, such consent not to be unreasonably withheld, except for Purchase Money Mortgages in accordance with Section 6.13.

        6.15     To Pay Expenses.     The Corporation shall pay all costs, charges and expenses, including all attorney’s fees and expenses, of or incurred by Holder in connection with the enforcement of this Debenture, the Debenture Purchase Agreement, the Security Agreements and any other security documents delivered to Holder after the date hereof, including the enforcement of such security provided thereunder.

        6.16     Reporting Requirements.     Except as may be prohibited by law, the Corporation shall provide and deliver Holder such information as may reasonably be necessary or as Holder may reasonably request to determine whether the Corporation is complying with its obligations under this Debenture, the Debenture Purchase Agreement, the Security Agreements and any other security documents delivered to Holder after the date hereof, or to determine the financial condition of the Corporation.

        6.17     Registration of Conversion Shares.     Within sixty (60) days of issuing Common Stock pursuant to Section 3.1 or Section 4.1 (the “Conversion Shares”), the Corporation, at the Corporation’s sole expense, shall use commercially reasonable efforts to file with the United States Securities and Exchange Commission (the “SEC”) a registration statement under the Securities Act of 1933, as amended (the “Securities Act”), on Form S-1 or, if available, Form SB-2 or Form S-3, or any similar or successor form, to register the resale of the Conversion Shares, which are not then registered under the Securities Act or are not otherwise tradable without restriction under Rule 144(k) of the Securities Act; provided however that the Holder may waive the requirement that the Corporation file a registration statement with respect to the Conversion Shares within sixty (60) days of conversion date and thereafter shall have the right to cause the Corporation to file such a registration statement upon sixty (60) days notice to the Corporation . The Corporation shall use reasonable commercial efforts to cause such registration statement to be declared effective within ninety (90) days of filing a registration statement under this Section 6.16, unless the Chief Executive Officer of the Corporation provides Holder with a certificate certifying that the reason(s) the registration statement was not effective was due to factors reasonably beyond the Corporation’s control. The Corporation shall use its best efforts to keep the Registration Statement continuously effective until the date on which all Conversion Shares covered by such Registration Statement have been sold or may be sold under Rule 144 or another applicable exemption under the Securities Act. In connection with the foregoing, the Corporation shall promptly file with the SEC such amendments to a registration statement as may be necessary to keep such registration statement effective. The Corporation shall bear all reasonable expenses incurred in connection with the registration of Conversion Shares pursuant to this Section 6.16., including all printing, legal and accounting expenses incurred by the Corporation and all registration and filing fees. It shall be a condition precedent to the obligations of the Corporation to take any action pursuant to this Section 6.16 that the Holder shall furnish to the Corporation such information regarding themselves, the Conversion Shares held by them and the intended method of disposition of such securities as shall be reasonably required to effect the registration of their Conversion Shares and to execute such documents in connection with such registration as the Corporation may reasonably request. The Holder shall be responsible for its legal and accounting expenses and all brokerage commissions and taxes of any kind (including, without limitation, transfer taxes) with respect to any disposition, sale or transfer of Conversion Shares.

        6.18     Holder Entitled to Perform Covenants.     If the Corporation fails to perform any covenant on its part herein contained, Holder may, in its discretion, perform any such covenant capable of being performed by it and, if any such covenant requires the payment or expenditure of money, Holder may make payments or expenditures with its own funds, or with money borrowed by or advanced to it for such purposes, but shall be under no obligation so to do; and all sums so expended or advanced shall be at once payable by the Corporation on demand and shall bear interest at the annual rate of fifteen percent (15%) until paid, and shall be payable out of any funds coming into the possession of Holder in priority to the other indebtedness hereunder, but no such performance or payment shall be deemed to relieve the Corporation from any default hereunder nor shall the right of Holder under this subsection impose any obligation upon Holder to perform any covenant of the Corporation.

7.      Prepayment

        The Corporation shall have the right to prepay any portion of the Principal Amount at any time without penalty, except that the Corporation’s right to prepay this Debenture shall be subject to the repayment provisions set forth in Section 2.2 and the Corporation’s obligations under Section 6.15. Except as provided in Article 7, Holder shall have no right to require any portion of the Principal Amount to be prepaid.

8.      Default

        8.1     Default Events.     The entire unpaid balance of the Principal Amount and all Default Interest and Interest accrued and unpaid on this Debenture shall, at the election of Holder, be and become immediately due and payable, and the Security Agreements and any and all other security documents held by Holder shall become immediately enforceable, upon the occurrence of any of the following events, subsequent to the date of this Debenture (a “Default Event”):

(a)	the non-payment by the Corporation when due of any other payment as provided in this Debenture, which is not cured within 30 days after written notice of default is delivered to the Corporation;

(b)	default by the Corporation in the performance of or compliance with any term or any provision of the Debenture Purchase Agreement, which is not cured within 30 days after written notice of default is delivered to the Corporation;

(c)

default by the Corporation in the performance of or compliance with any term or provision of the Security Agreements, which is not cured within 30 days after written notice of default is delivered to the Corporation;

(d)

the Corporation (i) applies for or consents to the appointment of, or if there shall be a taking of possession by, a receiver, custodian, trustee or liquidator for the Corporation or any of its property; (ii) becomes generally unable to pay its debts as they become due; (iii) makes a general assignment for the benefit of creditors or becomes insolvent; (iv) files or is served with any petition for relief under the Bankruptcy Code or any similar federal or state statute; (v) has any judgment entered against it in excess of $500,000 in any one instance or in the aggregate during any consecutive 12-month period or has any attachment or levy made to or against any of its property or assets; (vi) defaults with respect to any evidence of indebtedness or liability for borrowed money in excess of $250,000, or any such indebtedness in excess of $250,000 shall not be paid as and when due and payable; or (vii) has assessed or imposed against it, or if there shall exist, any general or specific lien for any federal, state or local taxes or charges against any of its property or assets in excess of $250,000; or

(e)

any failure by the Corporation to issue and deliver shares of Common Stock as provided herein upon conversion of this Debenture, which is not cured within 30 days after written notice of default is delivered to the Corporation.

        8.2     Remedies Cumulative.     Each right, power or remedy of Holder, upon the occurrence of any Default Event as provided for in this Debenture or now or hereafter existing at law or in equity or by statute shall be cumulative and concurrent and shall be in addition to every other right, power or remedy provided for in this Debenture or now or hereafter existing at law or in equity or by statute, and the exercise or beginning of the exercise by the holder or transferee hereof of any one or more of such rights, powers or remedies shall not preclude the simultaneous or later exercise by Holder, on behalf of Holder, of any or all such other rights, powers or remedies.

9.      General

        9.1     Failure to Act and Waiver.     No failure or delay by Holder to insist upon the strict performance of any term of this Debenture or to exercise any right, power or remedy consequent upon a default hereunder shall constitute a waiver of any such term or of any such breach, or preclude Holder from exercising any such right, power or remedy at any later time or times. By accepting payment after the due date of any amount payable under this Debenture, Holder shall not be deemed to waive the right either to require payment when due of all other amounts payable under this Debenture, or to declare a default for failure to effect such payment of any such other amount.

        The failure of Holder to give notice of any failure or breach of the Corporation under this Debenture shall not constitute a waiver of any right or remedy in respect of such continuing failure or breach or any subsequent failure or breach.

        9.2     Consent to Jurisdiction.     The Corporation hereby agrees and consents that any action, suit or proceeding arising out of this Debenture may be brought in any appropriate court in the State of California, or in any other court having jurisdiction over the subject matter, all at the sole election of Holder, and by the issuance and execution of this Debenture the Corporation irrevocably consents to the jurisdiction of each such court.

        9.3     Transfer.     This Debenture may only be transferred in accordance with the provisions of Section 5.2(f) and Section 9.5 of the Debenture Purchase Agreement and the requirements set out in the legend on the first page hereof.

        9.4     Notices.     All notices required or permitted hereunder shall be in writing and shall be deemed effectively given: (i) upon personal delivery to the party to be notified; (ii) when sent by confirmed telex or facsimile if sent during normal business hours of the recipient, if not, then on the next business day; (iii) five (5) days after having been sent by registered or certified mail, return receipt requested, postage prepaid; or (iv) one (1) business day after deposit with a nationally recognized overnight courier, special next day delivery, with verification of receipt. All communications shall be sent:

to the Corporation at:

The Neptune Society, Inc. 4312 Woodman Avenue, Third Floor Sherman Oaks, CA 91423 facsimile: (818) 953-9844 Attention: Marco Markin, President with a copy to:

Dorsey & Whitney, LLP 1420 Fifth Avenue, Suite 3400 Seattle, WA 98101 facsimile: (206) 903-8820 Attention: Kenneth Sam to Holder, at:

Brooklyn Holdings LLC P.O. Box 556 Charlestown, Nevis

with a copy to:

Swidler Berlin Shereff Friedman, LLP The Chrysler Building 405 Lexington Avenue New York, NY 10174 Facsimile: (212) 891-9598 Attention: Morris Orens

or at such other address as the Corporation or Holder may designate by ten (10) days advance written notice to the other parties hereto.

        9.5     Governing Law.     This Debenture shall be governed by and construed and enforced in accordance with the laws of the State of California without regard to conflicts of law principles, or, where applicable, the laws of the United States.

        IN WITNESS WHEREOF, the parties hereto have executed this Agreement on the date first set forth above.

THE NEPTUNE SOCIETY, INC.

By:
         Name:    Marco Markin
         Title:  Chief Executive Officer

BROOKLYN HOLDINGS LLC:

By:
         Name:
         Title: